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                                                                    Exhibit 99.2

       Certification of Senior Vice President and Chief Financial Officer

      The undersigned Senior Vice President and Chief Financial Officer of CenterState Banks of Florida, Inc. does hereby certify, to such officer's knowledge, that this report fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934 and that the information contained in the report fairly presents, in all material respects, the financial condition and results of operation of CenterState Banks of Florida, Inc.



                                       /s/ James J. Antal
                                       -----------------------------------------
                                       James J. Antal
                                       Senior Vice President and Chief Financial
                                       Officer


Date:  March 17, 2003